DATATEC SYSTEMS, INC.
                              ---------------------
                     COMPUTATION OF EARNINGS(LOSS) PER SHARE
                     ---------------------------------------



                                                                        1998             1997              1996
                                                                    -------------   ------------       ------------

Earnings (Loss) per share




Income (Loss) from Continuing Operations                            $  (968,000)     $   702,000      $ (5,149,000)


Discontinued Operations                                                (518,000)      (5,662,000)       (8,046,000)


Extraordinary item                                                          --               --           (223,000)
                                                                   -------------   -------------      ------------


Net Loss                                                            $(1,486,000)   $  (4,960,000)     $(13,418,000)
                                                                                   -------------      ------------




Weighted Average Number of  Shares Outstanding                       26,451,000       21,151,000        18,354,000


Assumed Issuances Under Exercise of
     Stock Options and Warrants                                            -- (1)      2,406,000            --  (1)
                                                                   -------------   -------------      ------------



Weighted Average and Common Stock Equivalents                        26,451,000       23,557,000        18,354,000
                                                                   =============      ==========        ==========


Income (Loss) from Continuing Operations                             $     (.04)   $         .03       $       .28

Discontinued Operations per Share                                          (.02)            (.24)             (.44)

Extraordinary Item per Share                                                --                --              (.01)
                                                                   -------------   -------------      ------------


Net Loss per Share                                                   $     (.06)    $       (.21)    ($       (.73)
                                                                   =============   =============     =============



(1) Common Stock equivalents outstanding for 1996 and 1998 were antidilutive and therefore not included.